As filed with the Securities and Exchange Commission on February 14, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

                      MapInfo Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1166630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Global View, Troy, New York	12180
(Address of Principal Executive Offices)	(Zip Code)

1993 STOCK INCENTIVE PLAN

(Full Title of the Plan)

William S. Gehrke, Esq.

Hale and Dorr LLP

60 State Street

         Boston, Massachusetts 02109

(Name and Address of Agent for Service)

                                 (617) 526-6000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.002 par value per share	500,000 shares	$9.08(1)	$4,540,000(1)	$417.68

(1)     Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on February 8, 2002 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-4268, filed by MapInfo Corporation (the "Registrant") on May 1, 1996, as amended on November 6, 1997 by Post-Effective Amendment No. 1, relating to the Registrant's 1993 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Troy, state of New York, on this 14th day of February, 2002.

MAPINFO CORPORATION

By:     ______________________________

D. Joseph Gersuk
Executive Vice President, Treasurer and Chief Financial Officer (Principal
Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of MapInfo Corporation, hereby severally constitute and appoint Mark P. Cattini, D. Joseph Gersuk and William S. Gehrke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf and in our capacities as officers and directors to enable MapInfo Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
________________________ John C. Cavalier	Chairman of the Board	February 14, 2002
________________________ Mark P. Cattini	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2002
________________________ D. Joseph Gersuk	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2002
________________________ Laszlo C. Bardos	Director	February 14, 2002
________________________ Joni Kahn	Director	February 14, 2002
________________________ George C. McNamee	Director	February 14, 2002
________________________ Quinn H. Tran	Director	February 14, 2002

EXHIBIT INDEX
Exhibit Number
4.1 (1)	Certificate of Incorporation of the Registrant
4.1A (2)	Certificate of Amendment of Certificate of Incorporation, dated February 28, 2001
4.2 (2)	By-laws of the Registrant
4.3 (2)	Specimen Stock Certificate of Common Stock of the Registrant
5	Opinion of Hale and Dorr LLP
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on the signature page of this Registration Statement)

_____________________

  Incorporated herein by reference from the exhibits to the Registrant's Form 8-K dated November 6, 1997.
  Incorporated herein by reference from the exhibits to the Registrant's Form S-8 filed with the Securities and Exchange Commission on March 9, 2001, File No. 333-56790.